UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 23, 2021

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10355 Pecan Park Boulevard
Austin, Texas 78729
(Address of Principal Executive Offices, and Zip Code)

(833) 444-3469
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 23 and 24, 2021, Q2 Holdings, Inc. (the “Company”) entered into Amended and Restated Executive Employment Agreements (the “Restated Agreements”) with certain of the Company’s executive officers, including each of its named executive officers: Matthew P. Flake, David J. Mehok, Adam D. Blue, William M. Furrer and John E. Breeden. The Restated Agreements amend and restate the Executive Employment Agreements previously entered into with each of the executive officers and provide for, among other things, enhanced severance benefits as described below.

Mr. Flake’s Restated Agreement provides that in the event that the Company terminates his employment for any reason, other than for “Cause” (as such term is defined below) or certain other triggering events noted below, Mr. Flake would be entitled to the following severance benefits: (i) the Company will be obligated to pay him in equal installments over a 24-month period an amount equal to the sum of (a) 200% of his then-current annual base salary and (b) a pro-rata amount of his then-current annual cash incentive bonus at target for the fiscal year of his termination, pro-rated for his number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting which would have otherwise occurred had he remained employed over the 12 months following his termination; (iii) continued eligibility to vest in the portion of any then-outstanding performance based equity awards that would have otherwise vested had he remained employed and based upon attainment of relevant performance goals within the 12 months following his termination; and, (iv) payment by the Company of the monthly amount of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage for up to 24 months, subject to his continued eligibility for COBRA coverage.

The Restated Agreements for the other named executive officers provide that in the event that the Company terminates any of their employment for any reason, other than for “Cause” (as such term is defined below) or certain other triggering events noted below, such executive officers would be entitled to the following severance benefits: (i) the Company will be obligated to pay them in equal installments over an 18-month period an amount equal to the sum of (a) 150% of their then-current annual base salary and (b) a pro-rata amount of their then-current annual cash incentive bonus at target for the fiscal year of their termination, pro-rated for their number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting which would have otherwise occurred had they remained employed over the 12 months following their termination; (iii) continued eligibility to vest in the portion of any then-outstanding performance based equity awards that would have otherwise vested had they remained employed and based upon attainment of relevant performance goals within the 12 months following their termination; and, (iv) payment by the Company of the monthly amount of COBRA continuation coverage for up to 18 months, subject to their continued eligibility for COBRA coverage.

“Cause” is defined in the Restated Agreements as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the executive officer with respect to the executive officer’s obligations or otherwise relating to the business of the Company; (b) the executive officer’s material breach of the Restated Agreement or the Confidentiality, Non-Competition and Proprietary Rights Assignment Agreement (the “PRIA”) entered into between the Company and the executive officer; (c) the executive officer’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or, (d) the executive officer’s willful failure to perform his or her material duties as determined in the sole and exclusive discretion of the Company (other than any such failure resulting from a Disability (as defined in the Restated Agreement)).

Mr. Flake’s Restated Agreement also provides that in the event that the Company terminates his employment for any reason, other than for “Cause,” or if Mr. Flake resigns for “Good Reason” (as such term is defined below), in either case during the period of time extending from 60 days prior to and 24 months following the closing of any Change in Control (as defined in the Restated Agreement), Mr. Flake would be entitled to the following severance benefits: (i) the Company will be obligated to pay him in one lump sum an amount equal to the sum of (a) 250% of his then-current annual base salary and (b) a pro-rata amount of the greater of his then-current annual cash incentive bonus for the fiscal year of his termination, (x) at target, or (y) based upon attainment of applicable performance goals through the date of determination, in either case pro-rated for his number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting; (iii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms; and, (iv) payment by the Company of the monthly amount of COBRA continuation coverage for up to 30 months, subject to his continued eligibility for COBRA coverage.

The Restated Agreements for the other named executive officers also provide that in the event that the Company terminates any of their employment for any reason, other than for “Cause,” or if such executive officers resign for “Good” Reason (as such term is defined below), in either case during the period of time extending from 60 days prior to and 24 months following the closing of any Change in Control (as defined in the Restated Agreements), such executive officer would be entitled to the following severance benefits: (i) the Company will be obligated to pay them in one lump sum an amount equal to the sum of (a) 200% of their then-current annual base salary and (b) a pro-rata amount of the greater of their then-current annual cash incentive bonus for the fiscal year of termination, (x) at target, or (y) based upon attainment of applicable performance goals through the date of determination, in either case pro-rated for their number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting; (iii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms; and, (iv) payment by the Company of the monthly amount of COBRA continuation coverage for up to 24 months, subject to their continued eligibility for COBRA coverage.

“Good Reason” is defined in the Restated Agreements as the occurrence of any of the following actions taken by the Company without the executive officer’s prior written consent: (i) a material reduction in base salary; (ii) a material reduction in the executive officer’s authorities, duties or responsibilities and, in the case of the executive officers other than Mr. Flake, a material diminution in the authority, duties, or responsibilities of the supervisor specified in the Restated Agreement to whom such executive officer is required to report; (iii) in the case of Mr. Flake, a requirement that he report to a corporate officer or employee instead of reporting directly to the Company’s board of directors; (iv) a material diminution in the budget over which the executive officer retains authority; (v) relocation of executive officer’s principal place of employment to a place that increases the executive officer’s one-way commute by more than 30 miles as compared to the executive officer’s then-current principal place of employment immediately prior to such relocation; or, (vi) any material breach by the Company of the terms of the Restated Agreement.

In order to resign for “Good Reason,” an executive officer must provide written notice to the Company within 30 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for the executive officer’s resignation, allow the Company at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, the executive officer must resign from all positions the executive officer then holds with the Company not later than 30 days after the expiration of such cure period.

The Restated Agreements also provide that in the event of the termination of a named executive officer’s employment as a result of their death or Disability (as defined in the Restated Agreement), such executive officer or their estate would be entitled to the following severance benefits: (i) immediate acceleration of the vesting of any equity awards subject to time-based vesting; and, (ii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms.

Each named executive officer’s entitlement to the severance payments described above is conditioned upon execution of a separation agreement including a general release of all claims in a form satisfactory to the Company, and such payments will cease if any such executive officer materially breaches the obligations in their PRIA or the release of claims.

The effectiveness of the Restated Agreements for each named executive officer is also conditioned upon each of them entering into a new PRIA with the Company including, among other things, covenants of non-competition and non-solicitation with the Company extending, in the case of Mr. Flake, for 24 months following termination of his employment with the Company, and in the case of the other named executive officers, for 18 months following termination of their employment with the Company.

This foregoing description of the Restated Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Restated Agreements, copies of which are filed herewith as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
10.1	Amended and Restated Employment Agreement, dated September 23, 2021, by and among the Registrant and Matthew P. Flake
10.2	Amended and Restated Employment Agreement, dated September 24, 2021, by and among the Registrant and David J. Mehok
10.3	Amended and Restated Employment Agreement, dated September 23, 2021, by and among the Registrant and Adam D. Blue
10.4	Amended and Restated Employment Agreement, dated September 23, 2021, by and among the Registrant and William M. Furrer
10.5	Amended and Restated Employment Agreement, dated September 23, 2021, by and among the Registrant and John E. Breeden

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

September 24, 2021	/s/ David J. Mehok David J. Mehok Chief Financial Officer